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As filed with the Securities and Exchange Commission on April 12, 2004

No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AKSYS, LTD.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3890205 (I.R.S. Employer Identification No.)

Two Marriott Drive
Lincolnshire, Illinois 60069
(847) 229-2020
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William C. Dow
President and Chief Executive Officer
Aksys, Ltd.
Two Marriott Drive
Lincolnshire, Illinois 60069
(847) 229-2020
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Counsel to Registrant:	Counsel to Durus Life Sciences Master Fund Ltd.:	Counsel to Artal Long Biotech Portfolio LLC:

Keith S. Crow, P.C. Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601 (312) 861-2000	Gavin B. Grover, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, California 94105-2482 (415) 268-7000	Carolyn R. Gorman, Esq. Shartsis, Friese & Ginsburg LLP One Maritime Plaza, 18th Floor San Francisco, California 94111 (415) 421-6500

        Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, par value $0.01 per share	21,831,218	$6.59	$143,867,727	$18,228

Warrants to purchase Common Stock	281, 454	(2)	(2)	(2)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on April 7, 2004. Pursuant to Rule 416 under the Securities Act of 1933, we are also registering an indeterminate number of shares of Common Stock issuable in connection with stock splits, stock dividends, recapitalizations or similar events, including any anti-dilution provisions under the warrants, for which no additional registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933.

(2)
Pursuant to Rule 457(g) under the Securities Act of 1933, no separate registration fee is required for the warrants.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 12, 2004

PROSPECTUS

Aksys, Ltd.

Common Stock
Warrants to Purchase Common Stock

        The selling securityholders identified in this prospectus may offer and sell from time to time up to 21,831,218 shares of our common stock, par value $0.01 per share, and immediately exercisable warrants to purchase up to 281,454 shares of our common stock covered by this prospectus. The shares covered by this prospectus include 21,549,764 currently outstanding shares and 281,454 shares issuable upon exercise of warrants we issued to a selling securityholder in a private placement in December 2001. The warrants entitle the holder to purchase 281,454 shares of our common stock at an exercise price of $3.25 per share. The warrants are currently exercisable and expire on December 19, 2006.

        The selling securityholders will receive all of the proceeds from any sales of their shares or warrants. See the section entitled "Selling Securityholders" beginning on page 3 for more information about the selling securityholders.

        The selling securityholders may offer the shares or warrants from time to time in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell their shares in the section entitled "Plan of Distribution" beginning on page 10. We do not know when or in what amount the selling securityholders may sell the shares or warrants covered by this prospectus.

        Our common stock is traded on the Nasdaq National Market under the symbol "AKSY." On April 8, 2004, the last reported sale price of our common stock on the Nasdaq National Market was $6.80 per share. The warrants are not listed on Nasdaq or any other securities exchange or automated quotation system.

        Investing in our securities involves a number of risks. See "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                  .

ABOUT THIS PROSPECTUS

        No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The terms "Aksys," the "Company," "we," "us" and "our" as used in this prospectus refer to Aksys, Ltd., a Delaware corporation, and, unless we state otherwise or the context otherwise requires, its subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with these documents. This information is available without charge to security holders upon written or oral request. See "Where You Can Find More Information."

        You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities offered hereby.

i

OUR COMPANY

        Aksys focuses on hemodialysis products and services for patients suffering from end-stage renal disease, or "ESRD," commonly known as chronic kidney failure. We have developed an automated personal hemodialysis system, known as the Aksys PHD(TM) Personal Hemodialysis System, which is designed to enable patients to perform frequent hemodialysis at alternate sites, such as their own homes, and to thereby improve clinical outcomes, reduce total treatment costs and enhance the quality of life of patients.

        We are a Delaware corporation. We began operations in 1991 and had our initial public offering in 1996. Our principal executive offices are located at Two Marriott Drive, Lincolnshire, Illinois 60069, and our telephone number is (847) 229-2020.

RISK FACTORS

        Investing in our securities involves a number of risks. You should carefully consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in Part I, Item 4A of our Annual Report on Form 10-K for the year ended December 31, 2003, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by amendments or supplements to the registration statement, of which this prospectus is a part, or by other reports we file under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus and in the information incorporated herein by reference contain "forward-looking" information as that term is defined by the federal securities laws. Forward-looking statements may be identified by use of terms such as "may," "will," "expect," "anticipate," "believe," "estimate" and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results or events could differ materially from those contained in any forward-looking statements due to a number of factors, many of which are beyond our control. Factors that could materially and adversely affect our results and cause them to differ from those contained in, or incorporated in, this prospectus include, but are not limited to:

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  risks related to uncertainty about the acceptance of the PHD System by both potential users and purchasers, including without limitation, patients, clinics and other health care providers;

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  risks related to uncertain unit pricing and product cost, which may not be at levels that permit us to be profitable;

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  risks related to quality control issues and consistency of service applicable to the PHD System;

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  market, regulatory reimbursement and competitive conditions;

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  risks related to the failure to meet additional development and manufacturing milestones for the PHD System on timely basis, including, without limitation, manufacturing and servicing cost reduction efforts;

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  our ability to obtain sufficient capital on acceptable terms to run our business;

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  risks inherent in relying on third parties to manufacture the PHD System;

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  changes in Quality System Requirements regulations promulgated by the United States Food and Drug Administration;

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  risks related to the disposition of our common stock by the selling securityholders named in this prospectus; and

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  the risk factors or uncertainties listed under the caption "Risk Factors" included in Part I, Item 4A of our Annual Report on Form 10-K for the year ended December 31, 2003, as they may be amended, supplemented or superseded from time to time by other reports we file under the Securities Exchange Act of 1934, as amended, or by amendments or supplements to the registration statement, of which this prospectus is a part.

        The forward-looking statements made in this prospectus speak only as of the date that they are made. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized.

SELLING SECURITYHOLDERS

Beneficial Ownership:

        The table below sets forth information with respect to the beneficial ownership of our common stock and warrants held as of April 2, 2004 by the selling securityholders. The information set forth below is based on information provided by or on behalf of the selling securityholders. The selling securityholders and holders listed in any supplement to this prospectus, and any transferees, pledgees, donees or successors to these persons, may from time to time offer and sell, pursuant to this prospectus and any subsequent prospectus supplement, any or all of these securities. Any supplement to this prospectus may contain additional or varied information about the selling securityholders and/or additional holders, and any of their transferees, pledgees, donees or successors, the names of natural persons with voting or investment control over the securities offered, and the aggregate number of securities owned by each person that they are offering. This information will be obtained from the selling securityholders and/or additional holders.

	Shares Beneficially Owned Prior to the Offering(1)			Shares Offered Hereby		Shares Beneficially Owned After the Offering(1) (2)
Name
	Number		Percentage(3)	Number		Number	Percentage
Durus Life Sciences Master Fund Ltd.	21,333,118	(4)	70.9%	21,333,118	(4)	0	0%
Artal Long Biotech Portfolio LLC	498,100		1.7%	498,100		0	0%

(1)
Does not include shares of common stock that we may elect to deliver in satisfaction of the unsecured subordinated promissory notes we have issued to the selling securityholders. See "—Material Relationships" for more information on these notes.

(2)
Assumes that each selling securityholder disposes of all the shares of common stock, including any shares of common stock issued upon the exercise of warrants, and/or warrants covered by this prospectus, and that each selling securityholder does not acquire any additional shares of common stock or warrants.

(3)
Based on 29,806,475 issued and outstanding shares of common stock as of March 22, 2004.

(4)
Includes shares issuable upon exercise of immediately exercisable warrants to purchase 281,454 shares of our common stock.

Material Relationships:

        We are registering these shares and warrants on behalf of the selling securityholders named in the table above pursuant to a registration rights agreement we entered into with the selling securityholders on February 23, 2004. We entered into this registration rights agreement as part of a settlement of a dispute between us, the selling securityholders and certain other defendants.

        On February 24, 2004, we announced the final settlement of all of our outstanding claims against the selling securityholders and other defendants for an aggregate payment to us of $48.7 million, which includes the purchase by the selling securityholders of $16.1 million of unsecured subordinated promissory notes and an earlier $4.6 million payment to settle claims under Section 16(b) of the Securities Exchange Act of 1934. We will receive the final $10 million of the $48.7 million payment when the registration statement, of which this prospectus forms a part, is declared effective by the Securities and Exchange Commission.

        We had filed a lawsuit in August 2003 after learning that Durus Life Sciences Master Fund Ltd. (the "Master Fund"), Scott Sacane, Durus Capital Management, LLC ("Durus Capital"), Durus Capital Management (N.A.), LLC ("Durus Capital (N.A.)") and Artal Long Biotech Portfolio LLC ("Artal") had acquired over 70% of our outstanding common stock. We sometimes refer to the Master Fund, Mr. Sacane, Durus Capital, Durus Capital (N.A.) and Artal collectively as "defendants" and individually as a "defendant."

        Background to the Litigation.    In April 2003, we entered into an agreement with Mr. Sacane and Durus Capital relating to shares of our common stock they then controlled through the Master Fund (the "April 2003 Agreement"). We entered into the April 2003 Agreement after we learned that certain of the defendants had accumulated a position in our common stock in excess of the 15% ownership level that would potentially trigger our shareholder Rights Agreement.

        Pursuant to the terms of the April 2003 Agreement, Mr. Sacane and Durus Capital represented that they: (1) then owned 5,238,248 shares (approximately 19.5%) of our outstanding common stock, (2) crossed the 15% ownership level inadvertently, and (3) held this investment in the Company in the ordinary course of business and not for the purpose or with the effect of changing or influencing the control of the Company. In addition, they agreed to reduce their holdings to below 15% over a two-year period and not to purchase any additional shares of our common stock until such time as their ownership was less than 15% of the shares then-outstanding (and thereafter not in excess of 15% without the consent of our board of directors).

        After the close of business on July 24, 2003, Mr. Sacane informed us that he, together with the other defendants, had accumulated in excess of 19 million shares of our common stock in transactions he described as inadvertent. In a Schedule 13D filed with the Securities and Exchange Commission on July 28, 2003, the defendants disclosed that they owned 21,831,218 shares, or approximately 73%, of our then-outstanding common stock. The Master Fund owned 21,333,118 of these shares and Artal owned 498,100.

        In August 2003, we filed a lawsuit against the defendants in the United States District Court for the District of Connecticut. Our lawsuit sought injunctive relief and damages arising from the defendants' alleged violation of federal securities laws and the alleged breach of the April 2003 Agreement. In addition, our lawsuit sought recovery of short-swing trading profits under Section 16(b) of the Securities Exchange Act of 1934.

        In September 2003, we believe that certain investors in the Durus funds removed the Master Fund's board of directors and appointed a new board of directors. We believe that the new board took control of the Master Fund, including control over the 21,333,118 shares of our common stock owned by the Master Fund, and that Mr. Sacane and Durus Capital ceased to exercise control over these shares. Similarly, we understand that Mr. Sacane and Durus Capital (N.A.) ceased to exercise control over the 498,100 shares of our common stock owned by Artal. In October 2003, we entered into a standstill agreement with the Master Fund. This agreement served as a temporary measure designed to maintain the status quo while we sought to negotiate a settlement with the defendants.

        In January 2004, we settled the Section 16 claim against the defendants for $4.6 million. In February 2004, we settled all other claims against the defendants, and received as part of that settlement an additional $34.1 million in cash, of which $16.1 million was in exchange for unsecured subordinated promissory notes.

        Summary of the Settlement.    Pursuant to the settlement agreement, the Master Fund, among other things, agreed to pay us $28 million in cash (in addition to the $4.6 million paid by the Master Fund in respect of the Section 16 claim) to settle the remaining claims in our lawsuit and release any other potential claims against the defendants. In addition, the defendants agreed that they would not seek to exercise control over the Company and that they would not hold the shares or our common stock with the purpose or intent of changing or influencing the control or management of the Company. In furtherance of this agreement, the Master Fund and Artal agreed to execute irrevocable proxies directing that the shares of our common stock that they own be voted: (1) in favor of our nominees for our board of directors, William C. Dow (our President and Chief Executive Officer and a Class II director) and W. Dekle Rountree, Jr. (a Class II director), at our 2004 annual meeting of stockholders, (2) as directed by a majority of our independent directors with respect to any stockholder proposals at our 2004 annual meeting of stockholders and (3) in proportion to the votes cast by all other holders of our common stock (other than the defendants) in future stockholder votes and with respect to other matters at the 2004 annual meeting of stockholders. The authority granted by the proxies continues until the defendants' aggregate ownership of our common stock decreases below15%, provided that once the defendants' aggregate ownership of our common stock decreases below 50% of the outstanding common stock, the authority granted by the proxies will apply only to those shares of common stock owned by the defendants in the aggregate in excess of 14.99% of our outstanding common stock. As of April 2, 2004, the Master Fund owned 21,333,118 shares of our common stock (which includes 281,454 shares issuable upon exercise of immediately exercisable warrants), and Artal owned 498,100 shares of our common stock, collectively representing approximately 73% of the outstanding shares of our common stock as of such date. Mr. Sacane, Durus Capital and Durus Capital (N.A.) have represented to us that they do not own any shares of our common stock, other than indirect interests in the shares of our common stock owned by the Master Fund, and the Master Fund and Artal have represented to us that Mr. Sacane, Durus Capital and Durus Capital (N.A.) do not

exercise voting or dispositive power over any of the shares owned by the Master Fund or Artal. Pursuant to the settlement agreement, a representative of the Master Fund will have the opportunity to meet with our board of directors before or after each board meeting. In addition, we have amended our Rights Agreement to conditionally exempt the defendants therefrom.

        As part of the settlement, we entered into a registration rights agreement with the Master Fund and Artal whereby we agreed to use reasonable best efforts to register the shares of common stock and warrants held by them in one or more shelf registration statements and to keep these registration statement(s) effective for two years (the "effectiveness period"), subject to extension in the event that (1) we issue a blackout notice pursuant to the terms of the agreement (in which case the effectiveness period will be extended by the duration of such blackout), (2) the SEC imposes a stop order on the registration statement(s) or the registration statement(s) otherwise become ineffective (in which case the effectiveness period will be extended by the duration of such stop order or period of ineffectiveness), (3) we experience a material adverse event related to certain FDA matters and similar government regulatory matters (in which case the effectiveness period will be extended for up to 180 days) or (4) we effect the registration of our common stock for our own account or the account of another third party (in which case the effectiveness period will be extended for up to 180 days), provided, however, that during the first year of the effectiveness period we may not effect the registration of any shares of our common stock without the Master Fund's consent. The Master Fund has agreed that it will reduce its ownership of our common stock over time and that its position in our common stock will be under 15% by the end of the effectiveness period. We have agreed to pay the first $500,000 of expenses associated with the registration of the Master Fund's and Artal's shares and warrants, as applicable. The Master Fund and Artal will pay all fees and expenses of their counsel, all underwriting discounts and commissions, and any of our expenses in excess of $500,000. The registration rights agreement also contains customary indemnification provisions.

        We have also entered into a note purchase agreement with the Master Fund and Artal whereby the Master Fund and Artal purchased approximately $15.8 million and $0.3 million, respectively, of unsecured subordinated promissory notes (the "Notes") from us. The Notes are subordinated and junior in right of payment to all of our creditors, including trade creditors, and do not bear interest. We may repay the notes in cash at any time. After the later of (1) August 30, 2005 and (2) the first trading day on which the holders of the Notes own less than 10% of our then-outstanding common stock, we may repay the Notes in stock. Any stock issued in repayment of the Notes will be subject to registration rights pursuant to the registration rights agreement. The Notes will become due and payable one year after the later of the two dates above and in no event later than February 23, 2009. If we elect to repay the notes in stock, the number of shares that we must deliver for payment will be determined based on the average of the closing prices of our common stock on the Nasdaq National Market over the twenty trading days preceding our election to repay in stock. The Notes will also become due and payable in cash upon a change of control. In the event of a change of control repayment, in addition to repayment of the then-outstanding principal amount of the Notes, we are required to pay to the holders of the Notes an amount equal to (1) 5% of the consideration received by (a) the Company in the case of an asset sale transaction constituting a change of control (net of corporate taxes, transaction expenses and indebtedness of the Company) or (b) our stockholders and the holders of the Notes in a merger or other type of transaction constituting a change of control, less (2) the principal amount repaid.

        The foregoing summaries of the settlement agreement, the amendment to our Rights Agreement, the registration rights agreement and the note purchase agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, complete copies of these documents filed as exhibits to the registration statement of which this prospectus forms a part, and are deemed to be incorporated herein in their entirety.

        December 2001 Private Placement.    In December 2001, we entered into a private placement transaction with several institutional investors, including the Master Fund, pursuant to which we sold an aggregate of 3,195,230 shares of our common stock and warrants giving the investors the right to acquire an aggregate of 584,728 shares of our common stock at an exercise price of $3.25 per share. The Master Fund purchased 1,538,000 shares of common stock and 281,454 warrants in this transaction.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the securities offered pursuant to this prospectus. All proceeds will be payable solely to the selling securityholders. We will, however, receive $3.25 per share in cash if the warrants are exercised in cash. The selling securityholders are under no obligation to exercise the warrants at any time or at all and may exercise the warrants for cash or pursuant to a cashless exercise feature. If all of the selling securityholders' warrants are exercised for cash, we will receive aggregate consideration of $914,725.50. We intend to use any proceeds from the exercise of the selling securityholders' warrants for general corporate purposes.

DESCRIPTION OF WARRANTS

General

        In December 2001, we issued the Master Fund warrants to purchase shares of our common stock in a private placement. The warrants are initially exercisable for up to an aggregate of 281,454 shares of common stock at an exercise price of $3.25 per share, subject to adjustment as described below under "—Adjustments." The warrants may be exercised for cash or through cashless exercise. The terms of the warrants are set forth in a stock purchase warrant we issued in favor of the Master Fund pursuant to a securities purchase agreement. The following summary of the warrants is qualified in all respects by reference to the stock purchase warrant, a form of which is incorporated by reference to the registration statement of which this prospectus forms a part, and is deemed to be incorporated herein in its entirety. The warrants do not entitle the holder to any rights as a stockholder of Aksys or to receive any dividends paid on our common stock.

Expiration

        The warrants expire on December 19, 2006.

Adjustments

        The number of shares of common stock for which, and the price per share at which, the warrants are exercisable are subject to adjustment in case we:

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  pay a dividend on our common stock in shares of common stock or any obligations or shares of our capital stock which are convertible into or exchangeable for our common stock;

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  make any other dividend or distribution on our common stock otherwise than out of earnings or surplus;

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  subdivide shares of our common stock into a greater number of shares; or

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  combine our common stock into a smaller number of shares, in each case as provided in the stock purchase warrant.

        If any capital reorganization or reclassification of our capital stock occurs, or if we consolidate or merge with another corporation, or if we sell all or substantially all of our assets to another corporation, and if any these events shall be effected in such a way that holders of our common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for our common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the stock purchase warrant and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such common stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby had such reorganization, reclassification, consolidation, merger or sale not taken place.

Notices

        In case any time:

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  we declare any cash dividend on our capital stock at a rate in excess of the rate of the last cash dividend theretofore paid;

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  we pay any dividend payable in stock upon our capital stock or make any distribution (other than regular cash dividends) to the holders of our capital stock;

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  we offer for subscription pro rata to the holders of our capital stock any additional shares of stock of any class or other rights;

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  there shall be any capital reorganization, or reclassification of our capital stock, or consolidation or merger of our company with, or sale of all or substantially all of our assets to, another corporation; or

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  there shall be a voluntary or involuntary dissolution, liquidation or winding up of our company;

then we shall give written notice to the holders of the warrants, at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which our transfer books are closed in respect thereto, of the date on which (a) the books of the company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption shall, or is expected to, take place, as the case may be. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption, as the case may be.

Cashless Exercise

        Upon exercise of the cashless exercise feature with respect to a particular number of shares subject to the warrants (the "Converted Warrant Shares"), we are required to deliver to the holder of the warrants, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of our common stock equal to the quotient obtained by dividing the Net Value (as defined below) of the Converted Warrant Shares by the fair market value (constituting the average market price over the 20 trading days preceding either the delivery date of the warrant holder's notice of cashless exercise or such later date as is specified in the notice) of a single share of our common stock, determined in each case as of the date of receipt by us of the applicable warrants together with a notice in connection with the cashless exercise (or on such later date as is specified in such notice). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate warrant purchase price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares. The cashless exercise feature cannot be exercised with respect to a number of Converted Warrant Shares having a Net Value below $100. No fractional shares shall be issuable upon exercise of the cashless exercise feature, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, we are required to pay to the holder of the warrants an amount in cash equal to the fair market value of the resulting fractional share.

Transfer Restrictions

        The warrants and all rights thereunder are transferable, in whole or in part, provided that they may only be transferred to "accredited investors" (as defined in Regulation D promulgated under the Securities Act of 1933, as amended) and a holder of the warrants is required to give written notice to us before transferring the warrants or transferring any common stock issuable or issued upon the exercise of the warrants of any such holder's intention to do so, describing briefly the manner of any proposed transfer of the warrants or such holder's intention as to the disposition to be made of shares of common stock issuable or issued upon the exercise thereof. Any such holder is also required to provide us with an opinion of counsel to our satisfaction to the effect that the proposed transfer of the warrants or disposition of shares may be effected without registration or qualification (under any Federal or State law) of the warrants or the shares of common stock issuable or issued upon the exercise thereof. Upon receipt of such written notice and opinion by us, a holder shall be entitled to transfer its warrants, or to exercise the warrants in accordance with the terms of the stock purchase warrant and dispose of the shares received upon such exercise or to dispose of shares of common stock received upon the previous exercise of the warrants, all in accordance with the terms of the notice delivered by such holder to us, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on the warrants or the certificates for such shares.

        Under the terms of our registration rights agreement with the selling securityholders, we are required to use our reasonable best efforts to take steps necessary to expedite or facilitate the disposition of the warrants by the selling securityholders.

Fractional Shares

        No fractional shares of common stock will be issued in connection with the exercise of the warrants. As to any fractional share to which a holder of the warrants would otherwise be entitled, we will pay the holder an amount in cash equal to the fractional amount multiplied by the average market price over the 20 trading days preceding the delivery date of the warrant holder's notice of exercise.

Listing

        The warrants are not listed on Nasdaq or any other securities exchange or automated quotation system. Under the terms of our registration rights agreement with the selling securityholders, we are required to use reasonable best efforts to cause the warrants to be listed on Nasdaq, to the extent permitted under the Nasdaq listing rules.

PLAN OF DISTRIBUTION

        The selling securityholders may sell the resale shares and warrants, for cash, from time to time in one or more transactions:

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  on the Nasdaq National Market or otherwise;

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  in the over-the-counter market;

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  at fixed prices;

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  at market prices prevailing at the time of sale;

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  at varying prices and terms to be determined at the time of sale;

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  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling securityholders may effect transactions by selling shares or warrants directly to purchasers or to or through one or more underwriters or broker-dealers. Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales. The broker-dealers may act as agents or principals. These transactions may involve block trades or crosses, including between or among selling securityholders or other customers of broker-dealers. In connection with the sale of any of the shares or warrants, underwriters may receive compensation from any of the selling stockholders in the form of underwriting discounts or commissions and also may receive commissions from purchasers of the shares or warrants for whom they may act as agent. The broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the shares or warrants. The compensation of any particular broker-dealer may be in excess of customary commissions. Alternatively, broker-dealers may receive compensation from purchasers of the shares or warrants which is not expected to exceed that customary in the types of transactions involved. Because the selling securityholders and broker-dealers that participate with the selling securityholders in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act. Any commissions received by it and any profit on the resale of shares or warrants may be deemed to be underwriting compensation.

        The resale shares and warrants may be sold in one or more of the following types of transaction:

  •
  block trade(s) in which a broker-dealer may sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchase(s) by a broker-dealer as principal and resale(s) by the broker-dealer for its account under this prospectus;

  •
  a distribution in accordance with the rules of any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale (including The Nasdaq National Market System);

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers;

  •
  privately negotiated transactions between the selling securityholders and purchasers, without a broker-dealer;

  •
  "at the market" to or through market maker(s) or into an existing market for the securities;

  •
  sales in other ways not involving market makers or established trading markets;

  •
  through put or call option transactions relating to or covered by the securities (whether exchange listed or otherwise), subject to applicable law; and

  •
  a combination of any of the above transactions or any other legally available means.

        We may amend or supplement this prospectus from time to time to describe a specific or additional plan of distribution. Upon notification to us by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale or purchase of securities, we will file a supplement to the prospectus, if required, disclosing:

  •
  the name of the selling securityholder and the participating broker-dealer;

  •
  the number and title of securities involved;

  •
  the price at which the securities were sold;

  •
  the commissions paid or discounts or concessions allowed to the broker-dealer;

  •
  that the broker-dealer did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus; and

  •
  any other facts material to the transaction.

        In addition, upon being notified by a selling securityholder that a donee or pledgee intends to sell more than 500 shares of our common stock or warrants to purchase more than 500 shares of our common stock, we will file a supplement to this prospectus.

        The underwriters in any offering of shares or warrants pursuant to this prospectus also may create a "short position" for their account by selling more shares in connection with the offering than they are committed to purchase from any of the selling securityholders. In that case, the underwriters could cover all or a portion of the short position by either purchasing shares in the open market following completion of the offering of those shares or by exercising any over-allotment option granted to them by any of the selling securityholders. In addition, the managing underwriter in any such offering may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the shares that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the shares at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        Subject to applicable law, the selling securityholders may enter into hedging transactions with broker-dealers in connection with distributions of the resale shares and warrants. In these transactions, broker-dealers may engage in short sales of the securities to offset the positions they assume with the selling securityholders. Subject to applicable law, the selling securityholders also may sell securities short and redeliver the securities to close out their short positions. Subject to applicable law, the selling securityholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the resale securities. The broker-dealer may then resell or otherwise transfer the securities under this prospectus. Subject to applicable law, the selling security holders also may loan or pledge the resale securities to a broker-dealer. The broker-dealer may sell the loaned or pledged securities under this prospectus.

        Underwriters, broker-dealers or agents may receive compensation from the selling securityholders in the form of commissions, discounts or concessions. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of the resale securities for whom they act as agents or to whom they sell as principals, or both. An underwriter's or broker-dealer's compensation will be negotiated in connection with the sale and may exceed the underwriter's or broker-dealer's customary commissions. Broker-dealers, agents or the selling securityholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with sales of the resale securities. Any commission, discount or concession received by these broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

        Any securities covered by this prospectus that qualify for resale pursuant to Rule 144 or another exemption under the Securities Act of 1933 may be sold under Rule 144 or such other exemption rather than under this prospectus.

        The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares and warrants by the selling securityholders.

        The resale shares and warrants will be sold only through registered or licensed brokers or dealers if so required under applicable state securities laws. In addition, in certain states the resale shares and warrants may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares and warrants may not simultaneously engage in market making activities with respect to our securities for a period of two business days prior to the commencement of the distribution. In addition, the selling securityholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our securities by the selling securityholders or any other person. We will make copies of this prospectus available to the selling securityholders and we have informed them of the requirement to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

        We have agreed to pay the first $500,000 of expenses associated with the registration of the resale shares and warrants. The selling securityholders will pay all fees and expenses of their counsel, all underwriting discounts and commissions, and any expenses in excess of $500,000. The selling security holders may agree to indemnify any broker-dealer or agent that participates in sales of the resale shares and warrants against specified liabilities, including liabilities arising under the Securities Act of 1933.

LEGAL MATTERS

        The validity of the securities offered pursuant to this prospectus will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois.

EXPERTS

        The consolidated financial statements of our company as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Filings:    We are subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For further information concerning the SEC's Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at http://www.sec.gov.

        Registration Statement:    We have filed with the SEC a registration statement on Form S-3, including all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein pursuant to the Securities Act of 1933, and the rules and regulations promulgated thereunder, with respect to the securities offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

        Incorporation by Reference:    The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us and our financial condition by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

  •
  our Current Reports on Form 8-K filed on January 15, 2004 and February 24, 2004 (other than the Current Report on Form 8-K furnished pursuant to Item 12 of Form 8-K on such date); and

  •
  the description of our capital stock contained in our Registration Statement on Form 8-A, filed on April 24, 1996 with the SEC, including all amendments or reports filed for the purpose of updating the description;

  •
  the description of the Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A12G, filed with the SEC on November 5, 1996, including all amendments or reports filed for the purpose of updating the description.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed and will supplement or amend the information contained in this prospectus.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois 60069, (847) 229-2020, Attn: Chief Financial Officer.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following is a statement of estimated expenses, to be paid solely by the Registrant, of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$18,228
Printing expenses*	5,000
Accounting fees and expenses*	10,000
Legal fees and expenses*	50,000
Miscellaneous expenses*	5,000

Total	$88,228

*
Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation—a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute required court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Article X of the Registrant's Restated Certificate of Incorporation requires indemnification to the fullest extent permitted by Delaware law.

        The officers and directors of the Registrant are covered by an insurance policy providing coverage for certain liabilities which arise from their activities performed on behalf of the Registrant, including liabilities under the Securities Act of 1933 in certain circumstances. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article X of the Registrant's Restated Certificate of Incorporation includes such a provision.

        The foregoing statements are subject to and qualified entirely by the detailed provisions of the DGCL and the Registrant's Restated Certificate of Incorporation and Amended and Restated Bylaws.

Item 16. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits.

        Reference is made to the attached Exhibit Index.

  (b)
  Financial Statement Schedules.

        All financial schedules required under Regulation S-X are not required under the related instructions, are not material or are not applicable and, therefore, have been omitted or are included in the consolidated financial statements or notes thereto incorporated by reference in this Registration Statement.

Item 17. Undertakings.

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that the undertakings set forth in clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions,

    or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (d)
  The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lincolnshire, Illinois on April 9, 2004.

AKSYS, LTD.
By	/s/ WILLIAM C. DOW William C. Dow President and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint William C. Dow, Lawrence D. Damron and Mark S. Haskins, and each of them, his true and lawful attorneys-in- fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 and Power of Attorney have been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title
/s/ WILLIAM C. DOW William C. Dow	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ LAWRENCE D. DAMRON Lawrence D. Damron	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ MARK S. HASKINS Mark S. Haskins	Corporate Controller (Principal Accounting Officer)
/s/ RICHARD B. EGEN Richard B. Egen	Chairman of the Board
/s/ ALAN R. MEYER Alan R. Meyer	Director
/s/ W. DEKLE ROUNTREE, JR. W. Dekle Rountree, Jr.	Director
/s/ BERNARD R. TRESNOWSKI Bernard R. Tresnowski	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.(1)
4.1	First Amendment to Rights Agreement, dated as of February 23, 2004, by and between Aksys, Ltd. and EquiServe Trust Company, N.A., as successor rights agent to First Chicago Trust Company of New York.(2)
4.2	Note Purchase Agreement, dated as of February 23, 2004, by and among Aksys, Ltd., Durus Life Sciences Master Fund Ltd. and Artal Long Biotech Portfolio LLC (including form of Unsecured Subordinated Promissory Note).(2)
4.3	Registration Rights Agreement, dated as of February 23, 2004, by and among Aksys, Ltd., Durus Life Sciences Master Fund Ltd. and Artal Long Biotech Portfolio LLC.(2)
4.4	Form of Stock Purchase Warrant, dated as of December 19, 2001, by Aksys, Ltd. in favor of Durus Life Sciences Master Fund Ltd.(3)
5.1	Opinion of Kirkland & Ellis LLP.
10.1	Settlement Agreement and Mutual Release, dated as of February 23, 2004, by and among Aksys, Ltd., Durus Life Sciences Master Fund, Ltd., Scott Sacane, Durus Capital Management, LLC, Durus Capital Management (N.A.), LLC and Artal Long Biotech Portfolio LLC.(2)
10.2	Securities Purchase Agreement, dated as of December 14, 2001, by and among Aksys, Ltd., Durus Life Sciences Master Fund Ltd. and other investors named on the signature pages thereto.(3)
23.1	Consent of KPMG LLP.
23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in Part II to the Registration Statement).

(1)
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the securities offered hereunder.

(2)
Incorporated by reference to Aksys, Ltd.'s Current Report on Form 8-K, filed on February 24, 2004.

(3)
Incorporated by reference to Aksys, Ltd.'s Current Report on Form 8-K, filed on December 21, 2001.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
OUR COMPANY
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
SELLING SECURITYHOLDERS
USE OF PROCEEDS
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX